Exhibit 4.3

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                               IMMUNOMEDICS, INC.,

                                    as Issuer

                          -----------------------------

                         Law Debenture Trust Company of
                                    New York

                                   as Trustee

                          -----------------------------

                            JPMorgan Chase Bank, N.A.
                as Registrar, Paying Agent, and Conversion Agent

                      5% Senior Convertible Notes due 2008

                          -----------------------------

                                    INDENTURE

                           Dated as of April 29, 2005

                          -----------------------------










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

                             CROSS-REFERENCE TABLE*

   Trust Indenture                                           Indenture
   Act Section                                                Section
   ---------------                                         -------------
   310(a)(1)                                               9.10
      (a)(2)                                               9.10
      (a)(3)                                               n/a
      (a)(4)                                               n/a
      (a)(5)                                               9.10
      (b)                                                  9.10
      (c)                                                  n/a

   311(a)                                                  9.11
      (b)                                                  9.11
      (c)                                                  n/a

   312(a)                                                  2.5
      (b)                                                  13.3
      (c)                                                  13.3

   313(a)                                                  9.6
      (b)(1)                                               9.6
      (b)(2)                                               9.6 9.6;
      (c)                                                  13.2
      (d)                                                  9.6

   314(a)(1), (2), (3)                                     6.2; 13.5
      (a)(4)                                               6.2; 6.3; 13.5
      (b)                                                  n/a
      (c)(1)                                               13.4
      (c)(2)                                               13.4
      (c)(3)                                               n/a
      (d)                                                  n/a
      (e)                                                  13.5
      (f)                                                  n/a

   315(a)                                                  9.1(b)
      (b)                                                  9.5; 13.2
      (c)                                                  9.1(a)
      (d)                                                  9.1(c)
      (e)                                                  8.11

   316(a)
      (a)(1)(A)                                            8.5
      (a)(1)(B)                                            8.4
      (a)(2)                                               n/a
      (b)                                                  8.7
      (c)                                                  n/a

   317(a)(1)                                               8.8
      (a)(2)                                               8.9
      (b)                                                  2.3

   318(a)                                                  13.1
      (b)                                                  n/a
      (c)                                                  13.1

                                TABLE OF CONTENTS


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1   Definitions..................................................
Section 1.2   Incorporation by Reference of Trust Indenture Act............
Section 1.3   Rules of Construction........................................
Section 1.4   Acts of Holders..............................................

                                   ARTICLE II

                                 THE SECURITIES

Section 2.1   Form and Dating..............................................
Section 2.2   Execution and Authentication.................................
Section 2.3   Registrar, Paying Agent and Conversion Agent.................
Section 2.4   Paying Agent to Hold Cash and Securities in Trust............
Section 2.5   Holder Lists.................................................
Section 2.6   Transfer and Exchange........................................
Section 2.7   Book Entry Procedure for Global Securities...................
Section 2.8   Replacement Securities.......................................
Section 2.9   Outstanding Securities; Determinations of Holders' Action....
Section 2.10  Temporary Securities.........................................
Section 2.11  Cancellation.................................................
Section 2.12  Persons Deemed Owners........................................
Section 2.13  Additional Transfer and Exchange Requirements................
Section 2.14  CUSIP Numbers................................................
Section 2.15  Ranking......................................................
Section 2.16  Defaulted Interest...........................................

                                   ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

         PURCHASE AT THE OPTION OF HOLDERS UPON AN AUTHORIZATION DEFAULT

Section 4.1   Authorization Default Put Right..............................
Section 4.2   Effect of Authorization Default Purchase Notice;
               Withdrawal of Authorization Default Purchase Notice.........
Section 4.3   Deposit of Authorization Default Purchase Price..............
Section 4.4   Securities Purchased in Part.................................
Section 4.5   Covenant to Comply With Securities Laws Upon Purchase of
               Securities..................................................
Section 4.6   Repayment to the Company.....................................

                                    ARTICLE V

          PURCHASE AT THE OPTION OF HOLDERS UPON A DESIGNATED EVENT

Section 5.1   Designated Event Put Right...................................
Section 5.2   Effect of Designated Event Purchase Notice...................
Section 5.3   Deposit of Designated Event Purchase Price...................
Section 5.4   Securities Purchased in Part.................................
Section 5.5   Covenant to Comply with Securities Laws Upon Purchase of
               Securities..................................................
Section 5.6   Repayment to the Company.....................................

                                   ARTICLE VI

                                    COVENANTS

Section 6.1   Payment of Securities........................................
Section 6.2   SEC and Other Reports to the Trustee.........................
Section 6.3   Compliance Certificate.......................................
Section 6.4   Further Instruments and Acts.................................
Section 6.5   Maintenance of Office or Agency of the Trustee,
               Registrar, Paying Agent and Conversion Agent................
Section 6.6   Delivery of Information Required Under Rule 144A.............
Section 6.7   Waiver of Stay, Extension or Usury Laws......................
Section 6.8   Statement by Officers as to Default..........................
Section 6.9   Share Increase...............................................
Section 6.10  Issuance of Applicable Stock in Lieu of Cash Interest
               Payments....................................................
Section 6.11  Affiliate Transactions.......................................

                                   ARTICLE VII

                              SUCCESSOR CORPORATION

Section 7.1   When Company May Merge or Transfer Assets....................

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

Section 8.1   Events of Default............................................
Section 8.2   Acceleration.................................................
Section 8.3   Other Remedies...............................................
Section 8.4   Waiver of Past Defaults......................................
Section 8.5   Control by Majority..........................................
Section 8.6   Limitation on Suits..........................................
Section 8.7   Rights of Holders to Receive Payment or to Convert...........
Section 8.8   Collection Suit by Trustee...................................
Section 8.9   Trustee May File Proofs of Claim.............................
Section 8.10  Priorities...................................................
Section 8.11  Undertaking for Costs........................................

                                   ARTICLE IX

                                     TRUSTEE

Section 9.1   Duties of Trustee............................................
Section 9.2   Rights of Trustee............................................
Section 9.3   Individual Rights of Trustee.................................
Section 9.4   Trustee's Disclaimer.........................................
Section 9.5   Notice of Defaults...........................................
Section 9.6   Reports by Trustee to Holders................................
Section 9.7   Compensation and Indemnity...................................
Section 9.8   Replacement of Trustee.......................................
Section 9.9   Successor Trustee by Merger..................................
Section 9.10  Eligibility; Disqualification................................
Section 9.11  Preferential Collection of Claims Against Company............

                                    ARTICLE X

                             DISCHARGE OF INDENTURE

Section 10.1  Discharge of Liability on Securities.........................
Section 10.2  Repayment to the Company.....................................

                                   ARTICLE XI

                                   AMENDMENTS

Section 11.1  Without Consent of Holders...................................
Section 11.2  With Consent of Holders......................................
Section 11.3  Compliance with Trust Indenture Act..........................
Section 11.4  Revocation and Effect of Consents, Waivers and Actions.......
Section 11.5  Notation on or Exchange of Securities........................
Section 11.6  Trustee to Sign Supplemental Indentures......................
Section 11.7  Effect of Supplemental Indentures............................

                                   ARTICLE XII

                                   CONVERSION

Section 12.1  Conversion Right.............................................
Section 12.2  Conversion Procedures; Conversion Rate; Fractional Shares....
Section 12.3  Adjustment of Conversion Rate................................
Section 12.4  Consolidation or Merger of the Company.......................
Section 12.5  Notice of Adjustment.........................................
Section 12.6  Notice in Certain Events.....................................
Section 12.7  Company to Reserve Stock:  Registration; Listing.............
Section 12.8  Taxes on Conversion..........................................
Section 12.9  Conversion After Regular Record Date.........................
Section 12.10 Company Determination Final..................................
Section 12.11 Responsibility of Trustee for Conversion Provisions..........
Section 12.12 Unconditional Right of Holders to Convert....................
Section 12.13 Interest Make-Whole Premium..................................
Section 12.14 Covenant as to Common Stock..................................

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1  Trust Indenture Act Controls.................................
Section 13.2  Notices......................................................
Section 13.3  Communication by Holders with Other Holders..................
Section 13.4  Certificate and Opinion as to Conditions Precedent...........
Section 13.5  Statements Required in Certificate or Opinion................
Section 13.6  Separability Clause..........................................
Section 13.7  Rules by Trustee, Paying Agent, Conversion Agent,
               Registrar...................................................
Section 13.8  Legal Holidays...............................................
Section 13.9  Governing Law; Submission to Jurisdiction; Service of
               Process.....................................................
Section 13.10 Successors...................................................
Section 13.11 Multiple Originals...........................................

EXHIBIT A     Form of Security
EXHIBIT B     Form of Certificate to be Delivered by Transferee in Connection
              with Transfers to Institutional Accredited Investors
EXHIBIT C     Form of Restrictive Legend for Common Stock Issues Upon
              Conversion

            INDENTURE, dated as of April 29, 2005, among IMMUNOMEDICS, INC., a Delaware corporation (the "Company"), Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (the "Trustee"), and JPMorgan Chase Bank, N.A., as Registrar, Paying Agent, and Conversion Agent.

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 5% Senior Convertible Notes due 2008:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.1 Definitions.

            "Additional Interest" shall mean any "Additional Interest" to be paid by the Company (i) pursuant to the terms of the Registration Rights Agreement and (ii) any interest payable pursuant to Section 6.9 below. All references herein or in the Securities to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided herein or in the Registration Rights Agreement and/or Section 6.9.

            "Additional Shares" has the meaning set forth in the Registration Rights Agreement.

            "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Member" means members of, or participants in, the Depositary.

            "Applicable Stock" means (a) the Common Stock that may be issued in lieu of the Company's obligation to pay interest on the Securities in cash and
(b) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock of such surviving corporation or its direct or indirect, as applicable, parent corporation.

             "Authorization Default" has the meaning set forth in Section
6.9(b).

            "Authorization Default Purchase Notice" has the meaning set forth in
Section 4.1(c).

            "Authorization Default Purchase Price" has the meaning set forth in
Section 4.1(a).

            "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

            "Board Resolution" means a resolution of the Board of Directors.

            "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in the City of New York are required or authorized by law, regulation or executive order to close.

            "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

            "Closing Sale Price" of a share of Applicable Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported by The Nasdaq National Market system or, if the shares of Applicable Stock are not quoted on The Nasdaq National Market system, as reported on a national securities exchange. If the Applicable Stock is not listed for trading on a national securities exchange and not quoted by The Nasdaq National Market on the relevant date, the "Closing Sale Price" shall be the last quoted bid for the Applicable Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Applicable Stock is not so quoted, the "Closing Sale Price" shall be the average of the midpoint of the last bid and ask prices for the Applicable Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of Equity Interest of the Company into which such Common Stock shall be reclassified, exchanged or changed.

            "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors to such successors.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer.

            "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who:

            (1) was a member of such Board of Directors on the date of this Indenture; or

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

            "Conversion Agent" has the meaning set forth in Section 2.3.

            "Conversion Limitation" has the meaning set forth in Section 12.15.

            "Conversion Notice" has the meaning set forth in Section 12.2(b).

            "Conversion Price" means $2.62.

            "Conversion Rate" shall equal a fraction, the numerator of which shall equal 1,000 and the denominator of which shall equal the Conversion Price.

            "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 767 Third Avenue, 31st Floor, New York, New York 10017 Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

            "Current Market Price" has the meaning set forth in Section 12.3(g).

            "Current Stock Price" means the closing sale price of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Company will determine the closing sale price on the basis it considers appropriate.

            "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            "Default" means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning set forth in Section 2.16.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Designated Event" means the occurrence of any of the following events:

            (a) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company's capital stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

            (b) one or more persons file a Statement on Schedule TO or a Statement on Schedule 13D (or any successors thereto) stating that they have become and actually are beneficial owners of the Company's Voting Stock representing more than 80%, in the aggregate, of the voting power of all of our classes of Voting Stock entitled to vote generally in the election of the members of the Company's Board of Directors; or

            (c) the first day on which two thirds of the members of the Company's Board of Directors or directors designated for nomination solely by the Continuing Directors are not Continuing Directors; or

            (d) the consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                           (1) any merger transaction:

                                    (x) that does not result in any
                           reclassification, conversion, exchange or cancellation of outstanding shares of the Company's capital stock; and

                                    (y) pursuant to which holders of the
                           Company's capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or

                           (2) any merger solely for the purpose of changing the
                  Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

            "Designated Event Purchase Date" has the meaning set forth in
Section 5.1(a).

            "Designated Event Purchase Notice" has the meaning set forth in
Section 5.1(c).

            "Designated Event Purchase Price" has the meaning set forth in
Section 5.1(a).

            "distributed assets" has the meaning set forth in Section 12.3(d).

            "EDGAR" has the meaning set forth in Section 6.2(b).

            "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

            "Event of Default" has the meaning set forth in Section 8.1.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

            "Ex-Dividend Time" means, with respect to any issuance or distribution on Common Stock, the first Trading Day on which the Common Stock trades regular way on the principal securities exchange or market on which the Common Stock is then traded without the right to receive such issuance or distribution.

            "Expiration Time" has the meaning set forth in Section 12.3(f).

            "Fair Market Value" has the meaning set forth in Section 12.3(g).

            "Global Security" has the meaning specified in Section 2.1.

            "Holder" means a person in whose name a Security is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person, without duplication, any liability of such Person:

            (a) for borrowed money;

            (b) evidenced by bonds, debentures, notes;

            (c) in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

            (d) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

            (e) as lessee, the obligations of which are capitalized in accordance with generally accepted accounting principles; and

            (f) for Indebtedness of others guaranteed by such Person or for which such Person is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

            The amount of Indebtedness of any Person at any date shall be (i) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and the maximum liability at such date of such Person for any contingent obligations described above, (ii) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (iii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

            "Initial Interest Rate" means 5% per annum.

            "Institutional Accredited Investor" means an institutional investor that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Payment Date" has the meaning set forth in Exhibit A attached hereto

            "interest rate" means, for the avoidance of doubt, the Initial Interest Rate, any applicable Additional Interest and any applicable Defaulted Interest.

            "Issue Date" of any Security means the date on which such Security was originally issued or deemed issued as contemplated by Section 2.1 and as set forth on the face of the Security.

            "Legal Holiday" means any day other than a Business Day.

            "Non Electing Share" has the meaning set forth Section 12.4.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, or the Secretary of the Company.

            "Officers' Certificate" means a written certificate containing the information specified in Section 13.4 and Section 13.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by the Chief Financial Officer and one other Officer.

            "Opinion of Counsel" means a written opinion containing the information specified in Section 13.4 and Section 13.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

            "Outstanding Converts" means the outstanding 3.25% Convertible Senior Notes due 2006 of the Company.

            "Paying Agent" has the meaning set forth in Section 2.3.

            "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (and for purposes of the definition of "Designated Event" shall also have the meaning set forth in such definition).

            "Physical Securities" means Securities issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable restrictive legends as provided in Section 2.13(b).

            "Principal Amount" of a Security means the principal amount of the Security as set forth on the face of the Security.

            "Purchase Agreements" means the Purchase Agreements dated April 27, 2005 between the Company and the Purchasers named therein pursuant to which the Securities are being sold.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Record Date" has the meaning set forth in Section 12.3(g).

            "Reference Period" has the meaning set forth in Section 12.3(d).

            "Register" has the meaning set forth in Section 2.3.

            "Registrar" has the meaning specified in Section 2.3

            "Registration Rights Agreement" means the Registration Rights Agreement, dated April 27, 2005, between the Company and the Holders, as amended or supplemented from time to time.

            "Regular Record Date" has the meaning set forth in Exhibit A attached hereto.

            "Responsible Officer" means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Restricted Security" means a Security which is a Transfer Restricted Security.

            "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

            "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

            "Securities" means any of the Company's 5% Senior Convertible Notes due 2008, as amended or supplemented from time to time, issued under this Indenture that are in substantially the form attached hereto as Exhibit A. For the avoidance of doubt, the term "Securities" means the 5% Senior Convertible Notes due 2008 issued on the initial Issue Date and any such notes issued thereafter pursuant to the option to purchase additional such notes pursuant to the Purchase Agreements and as contemplated by Section 2.1.

            "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute thereto.

            "Share Increase" has the meaning set forth in Section 6.9(a)

            "Special Record Date" has the meaning set forth in Exhibit A attached hereto.

            "Spin-Off" has the meaning set forth in Section 12.3(d).

            "Stated Maturity," when used with respect to any Security, means May 1, 2008.

            "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

            "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

            "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq National Market system or, if the Applicable Stock is not quoted on the Nasdaq National Market system, on the principal U.S. national or regional securities exchange on which the Applicable Stock is then listed or, if the Applicable Stock is not listed on a U.S. national or regional securities exchange, and not reported on the Nasdaq National Market system, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Transfer Certificate" has the meaning set forth in Section 2.13(b).

            "Transfer Restricted Security" has the meaning set forth in Section 2.13(b).

            "Trigger Event" has the meaning set forth in Section 12.3(d).

            "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            "Unrestricted Security" means a Security that is not a Transfer Restricted Security.

            "Voting Stock" of a person means Equity Interest of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Equity Interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interest of which is owned by the Company or another Wholly Owned Subsidiary, other than directors' qualifying shares.

            Section 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company.

            All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            Section 1.3 Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

            (c) "or" is not exclusive;

            (d) "including" means including, without limitation; and

            (e) words in the singular include the plural, and words in the plural include the singular.

            Section 1.4 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

            (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The Principal Amount and certificate number of any Security and the ownership of Securities shall be proved by the Register maintained by the Registrar for the Securities.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

            Section 2.1 Form and Dating. The Securities shall be designated as the "5% Senior Convertible Notes due 2008" of the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed $46,000,000 except as provided in Section 2.7. On the initial Issue Date, the Company shall issue $37,675,000 Principal Amount of Securities and may issue up to an additional $7,535,000 of Securities for a period of 120 days from the initial Issue Date. If any Purchasers specified in any Purchase Agreements elect, under any such Purchase Agreements, to exercise their option to purchase additional Securities, then the Company shall issue, and the Trustee shall authenticate as provided in this Section 2.1 and in Section 2.2, such additional Securities on one or more subsequent Issue Dates pursuant to the terms of this Indenture, provided that the aggregate Principal Amount of Securities that may be issued hereunder shall not exceed $46,000,000. Securities issued on the initial Issue Date and any Securities issued on a subsequent Issue Date shall be of the same series for all purposes of this Indenture, including with respect to any matter with respect to which a Holder of an Security may be entitled to vote or deliver a waiver. Interest will accrue on the Securities from April 28, 2005 though the Securities will be issued as of April 29, 2005 for all other purposes of this Indenture. For all purposes of this Indenture, including with respect to any matter with respect to which a Holder of an Security may be entitled to vote or deliver a consent, Securities, whether held by a QIB or an Institutional Accredited Investor, shall be of the same series. Interest will accrue on Securities issued after the initial Issue Date from April 28, 2005.

            The Securities may be issued initially only to QIBs and Institutional Accredited Investors in the form of one or more permanent Global Securities without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.13(b) (each a "Global Security" and collectively the "Global Securities"); provided, however that Global Securities sold to QIBs shall be in fully registered form, and Global Securities sold to Institutional Accredited Investors shall not be registered. Global Securities initially issued to QIBs shall be registered in the name of the Depositary or its nominee for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

            The Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Each Global Security issued to QIBs shall be duly executed by the Company and authenticated and delivered by the Trustee, registered in the name of the Depositary or a nominee thereof and eligible for the book entry clearing and settlement of the Depositary. Each Global Security issued to Institutional Accredited Investors shall be in physical form and registered in the name of the Institutional Accredited Investor on the books and records of the Registrar.

            A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Additional Interest, if any) on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Additional Interest, if any) on the Principal Amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (including Additional Interest, if any) on the Principal Amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for conversion by the Company, and which shall be settled in whole or in part in cash, on a date that is after a Record Date but prior to the corresponding Interest Payment Date in a notice of conversion given by the Company pursuant to
Section 12.1(b) shall be entitled to receive (and retain) such interest (including Additional Interest, if any) and need not pay the Company an amount equal to the interest (including Additional Interest, if any) on the Principal Amount of such Security so converted at the time such Holder surrenders such Security for conversion.

            Principal of, and interest (including Additional Interest, if any) on, Global Securities shall be payable to the to the Paying Agent, for the account of Holders thereof in immediately available funds.

            Principal on Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Paying Agent. Interest (including Additional Interest, if any) on Physical Securities will be payable by (i) U.S. Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds to an account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

            Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

            A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            The Trustee shall authenticate and deliver the Securities for original issuance in an aggregate Principal Amount of $46,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated below and in Section 13.4 and Section 13.5). The aggregate Principal Amount due at the Stated Maturity of the Securities outstanding at any time may not exceed the amount set forth in Section 2.1 except as provided in
Section 2.7. In authenticating Securities under this Indenture, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

            (a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, certified by the Secretary, an Assistant Secretary or the General Counsel of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate; and

            (b) an Officer's Certificate delivered in accordance with Section
13.4 and Section 13.5; and

            (c) an Opinion of Counsel which shall state:

            (i) that the form of such Securities has been established by or pursuant to a resolution of the Board of Directors and in conformity with the provisions of this Indenture;

            (ii) that the terms of such Securities have been established in or pursuant to a resolution of the Board of Directors and in conformity with the other provisions of this Indenture;

            (iii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

            (iv) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and

            (v) that this Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

            The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

            The Securities shall be issued only in denominations of $1,000 of Principal Amount and any integral multiple of $1,000.

            Section 2.3 Registrar, Paying Agent and Conversion Agent. Pursuant to Section 6.5, the Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for redemption, repurchase or payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Pursuant to Section 6.5, the Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Securities (the "Register") and of their transfer and exchange.

            The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

            The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent or co registrar (in each case, if such Registrar, agent or co registrar is a Person other than the Trustee). Each such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co registrar and, if the Company fails to maintain a Conversion Agent, the Company shall act as such.

            The Company hereby initially appoints JPMorgan Chase Bank, N.A. as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

            Section 2.4 Paying Agent to Hold Cash and Securities in Trust. Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent, cash (in immediately available funds if deposited on the due date) or number of shares of Applicable Stock, as applicable, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash and Applicable Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Applicable Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all cash and Applicable Stock held by it to the Trustee, and to account for any funds and Applicable Stock disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash and Applicable Stock so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash or Applicable Stock.

            Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            Section 2.6 Transfer and Exchange. (a) The Securities are issuable to QIBs in registered form and to Institutional Accredited Investors in unregistered form. Holders may transfer Securities only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry. Notwithstanding the foregoing, and only in the case of a Restricted Security, a beneficial interest in a Global Security being transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144 or Rule 144A may only be transferred for a Physical Security.

            (b) Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested and shall make, or cause the Depositary to make, as the case may be, appropriate adjustments to the Register or the book-entry system of the Depositary to reflect transfer of Securities between Holders of Global Securities held by QIBs and Institutional Accredited Investors; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

            None of the Company, the Registrar or the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), or (ii) any Securities in respect of which a Authorization Default Purchase Notice or a Designated Event Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased).

            All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

            (c) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

            (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.7 Book Entry Procedure for Global Securities. (a) Each Global Security issued to QIBs initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.15.

            Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be qualified to serve as the Depositary, the Company shall appoint a successor depositary with respect to the Securities. If a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Securities or Securities in exchange for such Global Security or Securities.

            The Company may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Security or Securities in exchange for such Global Security or Securities. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.6. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security, if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor depositary is not appointed by the Company within 90 days of such notice, (B) ceases to be qualified to serve as Depositary and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Physical Securities.

            (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

            (d) In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.7, the Registrar shall reflect on its books and records the date and a decrease in the Principal Amount of such Global Security in an amount equal to the Principal Amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

            (e) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal Principal Amount of Physical Securities of authorized denominations.

            (f) Any Physical Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by Section 2.13, bear the legend regarding transfer restrictions applicable to the Physical Security set forth in Section 2.13.

            (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            Section 2.8 Replacement Securities. If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be.

            Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

            Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            Section 2.9 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for:

            (a) those cancelled by it,

            (b) those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation, and

            (c) those described in this Section 2.10 as not outstanding.

            A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

            If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

            If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on a Designated Event Purchase Date or Stated Maturity, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on such Designated Event Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest (inclusive of Additional Interest, if any) on such Securities shall cease to accrue.

            If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest (inclusive of Additional Interest, if any) on such Security shall cease to accrue.

            Section 2.10 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            Section 2.11 Cancellation. All Securities surrendered for payment, repurchase by the Company pursuant to Article V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

            Section 2.12 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment (whether in cash or Applicable Stock) of principal of, Authorization Default Purchase Price, Designated Event Purchase Price, and interest (inclusive of Additional Interest, if any) on, the Security, for the purpose of receiving cash or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 2.13 Additional Transfer and Exchange Requirements.

            (a) Transfer and Exchange of Securities. In the event that Securities are presented by a Holder to the Registrar with a request:

            (x) to register the transfer of the Securities; or

            (y) to exchange such Securities for an equal principal amount of Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Securities presented or surrendered for register of transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

            (ii) in the case of a Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Restricted Security is being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                  (B) if such Restricted Security is being transferred to a
            person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                  (C) if such Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, in the case of a transfer to an institutional accredited investor, a certificate containing certain representations and warranties (in substantially the form set forth in Exhibit B) and, in either case, if the Company or the Trustee so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

            (b) Legends.

                        (1) Except as permitted by the following paragraphs (2),
                  (3) and (4), each Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 1 to Exhibit A, or by Exhibit C attached hereto (each, a "Transfer Restricted Security"), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 2 to Exhibit A attached hereto.

                        (2) Upon any sale or transfer of a Transfer Restricted
                  Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act, any Registrar shall permit the Holder thereof to exchange such Restricted Security for an Unrestricted Security; provided, however, that the Holder of such Restricted Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.13.

                        (3) Upon the exchange, registration of transfer or
                  replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                        (4) Until the expiration of the holding period
                  applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the Applicable Stock issued upon conversion of the Securities shall bear the legend in substantially the form called for by Exhibit C attached hereto.

            (c) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.11.

            (d) Removal of the Restricted Securities Legends. Each Security and each stock certificate representing shares of the Common Stock issued upon conversion of any Security (other than a stock certificate representing shares of the Common Stock issued upon conversion of a Security that previously has been sold pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such sale) shall bear the applicable restrictive legend as set forth in Exhibit A or Exhibit C, as the case may be, until the earlier of:

            (i) the date which is two years after the original issuance date of such Security;

            (ii) in the case of Securities held by QIBs, the date such Security has, or such shares of the Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale);

            (iii) in the case of Securities held by Institutional Accredited Investors, the date such shares of Common stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale);

            The Holder must give notice thereof to the Trustee and any transfer agent for the Common Stock, as applicable.

            Notwithstanding the foregoing, the restrictive legend may be removed from any Security or any stock certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence, at the written direction of the Company, (i) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend or (ii) in the case of a stock certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the stock certificate or stock certificates representing such shares of Common Stock bearing such legend, one or more new stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the restrictive legend has been removed from a Security or stock certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security or stock certificates representing shares of the Common Stock issued upon conversion of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a "restricted security" (or such shares of Common Stock are "restricted securities") within the meaning of Rule 144 and instructs the Trustee in writing to cause a restrictive legend to appear thereon.

            Any Security (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the restrictive legend as set forth in this Section 2.13(d) have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.6, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by 2.13(b)

            Any stock certificate representing shares of the Common Stock issued upon conversion of any Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the restrictive legend as set forth in this Section 2.13(d) have been satisfied may, upon surrender of the stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new stock certificate or stock certificates representing a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by 2.13(b).

            Section 2.14 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

            Section 2.15 Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

            Section 2.16 Defaulted Interest. If the Company fails to make a payment of interest (including Additional Interest, if any) on any Security when due and payable ("Defaulted Interest"), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent Special Record Date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security. The Company shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Company shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest (and such Additional Interest, if any) to be paid.

                                   ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

         PURCHASE AT THE OPTION OF HOLDERS UPON AN AUTHORIZATION DEFAULT

            Section 4.1 Authorization Default Put Right. (a) In the event that an Authorization Default shall occur, each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 4.1, to require the Company to purchase, in whole or in part, at any time or from time-to-time, and upon the exercise of such right, the Company shall purchase, all of such Holder's Securities, or any portion of the Principal Amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 4.1, on or after the date(s) designated for such purpose by the Company (each such date, an "Authorization Default Purchase Date") that is a Business Day no later than 20 Business Days after the date of notice pursuant to Section 4.1(b) of the occurrence of an Authorization Default. The Company shall be required to purchase such Securities at a purchase price in cash equal to (i) 100% of the Principal Amount plus (ii) any accrued and unpaid interest (inclusive of Additional Interest, if any) to, but excluding, the Authorization Default Purchase Date (collectively, the "Authorization Default Purchase Price"). In the event that an Authorization Default Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest (inclusive of Additional Interest, if any) to the Holder at the applicable Authorization Default Purchase Date.

            (b) No later than 15 calendar days after the occurrence of an Authorization Default, the Company shall mail a written notice of the Authorization Default by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners as required by applicable law. No failure by the Company to give the foregoing notice shall limit any Holder's right to exercise its rights pursuant to Section 4.1(a) or affect the validity of the proceedings for the purchase of its Securities hereunder. The notice shall include a form of Authorization Default Purchase Notice and shall briefly state:

            (i) the Authorization Default Purchase Date

            (ii) the Authorization Default Purchase Price;

            (iii) the name and address of the Paying Agent and the Conversion Agent;

            (iv) the Conversion Rate and any adjustments thereto;

            (v) that the applicable Securities must be surrendered to the Paying Agent to collect payment;

            (vi) that the Purchase Price for any Security as to which an Authorization Default Purchase Notice has been duly given and not withdrawn shall be paid promptly following the time of surrender of such Security as described in Section 4.1(b)(vii);

            (vii) that the Securities as to which a Authorization Default Purchase Notice has been given may be converted into Common Stock pursuant to Article XII of this Indenture only if the Authorization Default Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (viii) the procedures for withdrawing an Authorization Default Purchase Notice, including a form of notice of withdrawal;

            (ix) that, unless the Company defaults in making payment of such Authorization Default Purchase Price, interest (including any Additional Interest), if any, on Securities surrendered for purchase by the Company shall cease to accrue on and after the purchase date; and

            (x) the CUSIP number(s) of the Securities.

            At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 4.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

            Simultaneously with delivering the written notice pursuant to this
Section 4.1(b), the Company shall publish a notice containing all information specified in such written notice in a newspaper of general circulation in New York, New York or publish such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

            Delivery of such form of Authorization Default Purchase Notice to the Holders shall be made in the Company's name and at the Company's expense and the text of such form of Authorization Default Purchase Notice shall be prepared by the Company pursuant to clause (b) of this Section.

            In the event that there remain Securities outstanding after the initial Authorization Default Purchase Date and Holders thereafter desire to have the Company purchase their Securities pursuant to Section 4.1(a), then the Company will comply with this Article IV (including by mailing subsequent notices as described in this Section 4.1(b)); provided, however, that the Company will not be required to mail such notices and purchase such Securities more than once every 30 calendar days.

            (c) A Holder may exercise its rights specified in clause (a) of this
Section 4.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase upon Authorization Default" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a "Authorization Default Purchase Notice") to the Paying Agent at any time on or before the 20th Business Day after the date of the Company's notice of the Authorization Default.

            The Authorization Default Purchase Notice delivered by a Holder shall state (i) the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased, (ii) the portion of the Principal Amount of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

            Delivery of a Security to the Paying Agent by delivery (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Authorization Default Purchase Price therefor; provided, however, that such Authorization Default Purchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Authorization Default Purchase Notice, as determined by the Company.

            The Company shall purchase from the Holder thereof, pursuant to this
Section 4.1, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 4.1 through
Section 4.7 also apply to the purchase of such portion of such Security.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Authorization Default Purchase Notice or written withdrawal thereof.

            Delivery of such Authorization Default Purchase Notice to the Company shall be made in the Holder's name and at the Holder's expense and the text of such Authorization Default Purchase Notice shall be prepared by the Holder pursuant to clause (c) of this Section.

            Section 4.2 Effect of Authorization Default Purchase Notice; Withdrawal of Authorization Default Purchase Notice. (a) Upon receipt by the Paying Agent of the Authorization Default Purchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Authorization Default Purchase Notice was given shall (unless such Authorization Default Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Authorization Default Purchase Price with respect to such Security. Such Authorization Default Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Authorization Default Purchase Date with respect to such Security and (b) the delivery of such Security to the Paying Agent by the Holder thereof. Securities in respect of which an Authorization Default Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Authorization Default Purchase Notice unless such Authorization Default Purchase Notice has first been validly withdrawn as specified in the following paragraph.

            (b) An Authorization Default Purchase Notice may be withdrawn by means of a written notice which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Authorization Default Purchase Date, specifying (a) the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, and (b) the certificate numbers of the withdrawn Securities, and (c) the Principal Amount, if any, which remains subject to the Authorization Default Purchase Notice.

            Section 4.3 Deposit of Authorization Default Purchase Price. Prior to 10:00 a.m., New York City time, on the applicable Authorization Default Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Authorization Default Purchase Price of all the Securities or portions thereof which are to be purchased as of such Authorization Default Purchase Date.

            If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Authorization Default Purchase Date, cash sufficient to pay the Authorization Default Purchase Price of any Securities for which an Authorization Default Purchase Notice has been tendered and not withdrawn pursuant to Section 4.2(b), then, on such Authorization Default Purchase Date, such Securities shall cease to be outstanding and interest (inclusive of Additional Interest, if any,) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Authorization Default Purchase Price upon delivery of such Securities).

            Section 4.4 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the applicable Authorization Default Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered that is not purchased.

            Section 4.5 Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

            (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

            (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

            (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified therein.

            Section 4.6 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Authorization Default Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the applicable Authorization Default Purchase Date, then, promptly after such Authorization Default Purchase Date, the Paying Agent shall return any such excess to the Company.

                                    ARTICLE V

            PURCHASE AT THE OPTION OF HOLDERS UPON A DESIGNATED EVENT

            Section 5.1 Designated Event Put Right. (a) In the event that a Designated Event shall occur, each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 5.1, to require the Company to purchase, in whole or in part, at any time or from time-to-time, and upon the exercise of such right, the Company shall purchase, all of such Holder's Securities, or any portion of the Principal Amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on or after the date(s) designated for such purpose by the Company (each such date, a "Designated Event Purchase Date") that is a Business Day no later than 20 Business Days after the date of notice pursuant to Section 5.1(b) of the occurrence of a Designated Event (subject to extension to comply with applicable law). The Company shall be required to purchase such Securities at a purchase price in cash equal to (i) 100% of the Principal Amount plus (ii) any accrued and unpaid interest (inclusive of Additional Interest, if any) to, but excluding, the Designated Event Purchase Date (collectively, the "Designated Event Purchase Price"). In the event that a Designated Event Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest (inclusive of Additional Interest, if any) to the Holder of record on the Regular Record Date.

            (b) No later than 20 calendar days after the occurrence of a Designated Event, the Company shall mail a written notice of the Designated Event by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners as required by applicable law. No failure by the Company to give the foregoing notice shall limit any Holder's right to exercise its rights pursuant to Section 5.1(a) or affect the validity of the proceedings for the purchase of its Securities hereunder. The notice shall include a form of Designated Event Purchase Notice and shall briefly state:

            (i) the date of such Designated Event and, briefly, the events causing such Designated Event;

            (ii) the date by which the Designated Event Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

            (iii) the Designated Event Purchase Date;

            (iv) the Designated Event Purchase Price;

            (v) the name and address of the Paying Agent and Conversion Agent;

            (vi) the Conversion Rate and any adjustments thereto;

            (vii) that the Securities as to which a Designated Event Purchase Notice has been given may be converted into Common Stock pursuant to
      Article XII of this Indenture only if the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (viii) that the applicable Securities must be surrendered to the Paying Agent to collect payment;

            (ix) that the Designated Event Purchase Price for any Security as to which a Designated Event Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Designated Event Purchase Date and the time of surrender of such Security as described in Section 5.1(b)(viii);

            (x) briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in the Indenture in order to convert the Securities;

            (xi) the procedures for withdrawing a Designated Event Purchase Notice, including a form of notice of withdrawal;

            (xii) that, unless the Company defaults in making payment of such Designated Event Purchase Price, interest (inclusive of Additional Interest, if any) on Securities surrendered for purchase by the Company shall cease to accrue on and after the Designated Event Purchase Date; and

            (xiii) the CUSIP number(s) of the Securities.

            At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

            Simultaneously with delivering the written notice pursuant to this
Section 5.1(b), the Company shall publish a notice containing all information specified in such written notice in a newspaper of general circulation in New York, New York or publish such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

            Delivery of such form of Designated Event Purchase Notice to the Holders shall be made in the Company's name and at the Company's expense and the text of such form of Designated Event Purchase Notice shall be prepared by the Company pursuant to clause (b) of this Section.

            In the event that there remain Securities outstanding after the initial Designated Event Purchase Date and Holders desire to have the Company purchase their Securities pursuant to Section 5.1(a), then the Company will comply with this Article V (including by mailing subsequent notices as described in this Section 5.1(b)); provided, however, that the Company will not be required to mail such notices and purchase such Securities more than once every 30 calendar days.

            (c) A Holder may exercise its rights specified in clause (a) of this
Section 5.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form of the exercise of such rights (a "Designated Event Purchase Notice") to the Paying Agent at any time on or before the 20th Business Day after the date of the Company's notice of the Designated Event (subject to extension to comply with applicable law).

            The Designated Event Purchase Notice delivered by a Holder shall state (i) the certificate number or numbers of the Security or Securities which the Holder shall deliver to be purchased, (ii) the portion of the Principal Amount of the Security which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

            Delivery of a Security to the Paying Agent by delivery prior to, on or after the Designated Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Designated Event Purchase Price therefor; provided, however, that such Designated Event Purchase Price shall be so paid pursuant to this
Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Designated Event Purchase Notice, as determined by the Company.

            The Company shall purchase from the Holder thereof, pursuant to this
Section 5.1, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Section 5.1 through Section 5.6 also apply to the purchase of such portion of such Security.

            A Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

            Delivery of such Designated Event Purchase Notice to the Company shall be made in the Holder's name and at the Holder's expense and the text of such Designated Event Purchase Notice shall be prepared by the Holder pursuant to clause (c) of this Section.

            Section 5.2 Effect of Designated Event Purchase Notice. (a) Upon receipt by the Paying Agent of the Designated Event Purchase Notice specified in
Section 5.1(c), the Holder of the Security in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Designated Event Purchase Price with respect to such Security. Such Designated Event Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of
(a) the Designated Event Purchase Date with respect to such Security and (b) the delivery of such Security to the Paying Agent by the Holder thereof. Securities in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following paragraph.

            (b) A Designated Event Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date, specifying (a) the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (b) the certificate numbers of the withdrawn Securities, and (c) the Principal Amount, if any, which remains subject to the Designated Event Purchase Notice.

            Section 5.3 Deposit of Designated Event Purchase Price. Prior to 10:00 a.m., New York City time, on the applicable the Designated Event Purchase Date or the Business Day following the Designated Event Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Designated Event Purchase Price of all the Securities or portions thereof which are to be purchased as of such Designated Event Purchase Date.

            If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Designated Event Purchase Date, cash sufficient to pay the Designated Event Purchase Price of any Securities for which a Designated Event Purchase Notice has been tendered and not withdrawn pursuant to Section 5.2(b), then, on such Designated Event Purchase Date, such Securities shall cease to be outstanding and interest (inclusive of Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Designated Event Purchase Price upon delivery of such Securities).

            The Company shall publicly announce the Principal Amount of Securities purchased as a result of such Designated Event on or as soon as practicable after the Designated Event Purchase Date by publishing a notice containing such information in a newspaper of general circulation in New York, New York or by publishing such information on the Company's website, or through such other public medium that reasonably could be expected to inform Holders of such information.

            Section 5.4 Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the Designated Event Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered that is not purchased.

            Section 5.5 Covenant to Comply with Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e 4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

            (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

            (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

            (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article V to be exercised in the time and in the manner specified therein.

            Section 5.6 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Designated Event Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date then, promptly after the Designated Event Purchase Date, the Paying Agent shall return any such excess to the Company.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1 Payment of Securities. The Company shall pay interest on the Securities as provided in the Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest (inclusive of Additional Interest, if any) at the rate borne by the Securities per annum (inclusive of Additional Interest, if any). All references in this Indenture or the Securities to interest shall be deemed to include Additional Interest, if any.

            Payment of the principal of and interest (inclusive of Additional Interest, if any) on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, subject to Section 6.10 below in Applicable Stock, as the case may be.

            Subject to Section 5.1, the Company shall pay interest (inclusive of Additional Interest, if any) on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest (inclusive of Additional Interest, if any) not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest (inclusive of Additional Interest, if any) to be fixed by the Trustee, notice whereof shall be given to the Holders not less than 10 calendar days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

            The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest (inclusive of Additional Interest, if any) on Securities in the aggregate Principal Amount of $1,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest (inclusive of Additional Interest, if any) on Securities in aggregate Principal Amount in excess of $1,000,000 shall be made by wire transfer in immediately available funds at the election of such Holder.

            Twenty (20) Business Days prior to the applicable Interest Payment Date, the Company shall provide the Trustee and the Holders with notice of whether it will pay interest in Common Stock or cash and the amount of cash or Applicable Stock to be so paid. If the Company elects to make any payment of or provision for interest in shares of its Applicable Stock, the shares to be delivered will be valued at 95% of the daily volume-weighted average price of the Applicable Stock for the three Trading Day period ending on the Trading Day immediately prior to the Interest Payment Date. The Company shall cause such shares to be delivered to the Holder three Business Days following the applicable Interest Payment Date.

            Any issuance of shares of Applicable Stock in respect of interest shall be deemed to have been effected immediately prior to the close of business on the applicable Interest Payment Date and the Holder in whose name any stock certificate representing shares of Applicable Stock shall be deemed to have become on the applicable Interest Payment Date the holder of record of the shares represented thereby. The Company shall not issue fractional shares of Common Stock or any scrip representing fractional shares of Common Stock upon such payment of interest. If any fractional share of Common Stock otherwise would be issuable upon the payment of or provision for interest, the Company, at its option, may either make an adjustment therefore in cash at the current market value thereof to the Holder or round the fractional shares up to the nearest whole share, provided that if such Holder holds more than one Security the number of full shares that shall be issuable upon the payment of or provision for interest shall be computed on the basis of the aggregate Principal Amount (and the aggregate interest amount payable thereon) of all of the Securities held by such Holder.

            Section 6.2 SEC and Other Reports to the Trustee. (a) The Company shall ensure delivery to the Trustee within 15 calendar days after it is required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents.

            (b) The Company intends to file the reports referred to in paragraph
(a) above in this Section 6.2 hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Company shall notify the Trustee in the manner prescribed herein of each such filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of TIA Section 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 6.2(b) shall be solely for the purposes of compliance with this Section 6.2(b) and with TIA
Section 314(a). The Trustee's receipt of such reports, information and documents shall not constitute notice to it of the consent thereof or of any matter determinable from the content thereof, including the Company's compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers' Certificates.

            Section 6.3 Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending June 30, 2005) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

            Section 6.4 Further Instruments and Acts. Upon request of the Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            Section 6.5 Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent. The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of JP Morgan Chase Bank, N.A. shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York, for such purposes.

            Section 6.6 Delivery of Information Required Under Rule 144A. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

            Section 6.7 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Authorization Default Purchase Price or Designated Event Purchase Price in respect of Securities, or any interest (inclusive of Additional Interest, if any) on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            Section 6.8 Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

            Section 6.9 Share Increase. (a) As soon as possible after the initial Issue Date, the Company will use its best efforts to: (a) obtain stockholder approval for the authorization of at least 5,500,000 additional shares of its Common Stock at a special meeting of stockholders called for such purpose and (b) following the receipt of such shareholder approval, amend its certificate of incorporation to effectuate the increase in the number of authorized and unissued shares of Common Stock ((a) and (b), together, the "Share Increase"), and will provide an Officer's Certificate to the Trustee certifying that such Share Increase has been effected. In the event that the Company has not effected the Share Increase within 120 days following the initial Issue Date, Additional Interest shall accrue and become payable upon the Securities in addition to the Initial Interest Rate, at an annual rate of 1%. Such additional interest shall increase by an additional 1% per annum every thirty (30) days thereafter up to a maximum aggregate interest of 15% per annum. Upon the Company's effecting of the Share Increase, the interest rate on the Securities shall immediately return to the Initial Interest Rate (subject to the imposition of Additional Interest pursuant to the terms of the Registration Rights Agreement or for other reasons).

            (b) In the event that the Share Increase has not been obtained by January 15, 2007, (an "Authorization Default") Holders shall have the right to require the Company to purchase their Notes, in whole or in part, at any time or from time-to-time, on the terms and in the manner set forth in Article IV hereof.

            Section 6.10 Issuance of Applicable Stock in Lieu of Cash Interest Payments. So long as the conditions set forth in this Section 6.10 are met, the Company may, in satisfaction of its obligations to pay interest in cash, issue Applicable Stock or a combination of cash and shares of Applicable Stock, in lieu of cash:

      (a) the shares of Applicable Stock to be so issued: (1) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act, or if such registration is required, such registration shall be completed and shall become effective prior to the applicable Interest Payment Date; and (2) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the applicable payment date;

      (b) the shares of Applicable Stock are, or shall have been, approved for listing on the Nasdaq National Market or listed on another national securities exchange, in any case, prior to the applicable Interest Payment Date;

      (c) all shares of Applicable Stock which may be issued in payment of interest will be issued out of authorized but unissued Applicable Stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights, and

      (d) the shares to be delivered shall be valued at 95% of the daily volume-weighted average price of the Applicable Stock for the three Trading Day period ending on the Trading Day prior to the applicable Interest Payment Date.

            If any of the conditions set forth in clauses (a) through (c) of this Section 6.10 are not satisfied in accordance with the terms thereof, the interest payable shall be paid only in cash.

            Section 6.11 Affiliate Transactions. The Company will not after the initial Closing Date enter into any transaction with an Affiliate, or modify any existing transaction with an Affiliate (i) unless such transaction is at prices and on terms and conditions (when taken as a whole) not less favorable to the Company, as determined in good faith by the Company's board of Directors, than could be obtained on an arms'-length basis from unrelated third parties and (ii) if the Board determines the Fair Market Value of an Affiliate transaction to be in excess of $5 million, the Board shall obtain a corroborating valuation of the property to be transferred from an independent third-party selected by the Board. The Company will not, without the consent of a majority of the Notes outstanding, transfer any intellectual property or other material asset or assets to an Affiliate.

                                   ARTICLE VII

                              SUCCESSOR CORPORATION

            Section 7.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

            (a) either (i) the Company shall be the continuing corporation or
(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale, lease or other disposition all or substantially all of the properties and assets of the Company substantially as an entirety (1) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries, which, if such assets were owned by the Company, together with the assets of all of the other Subsidiaries of the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or another Subsidiary.

            The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer, sale, lease or other disposition and any obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

            Section 8.1 Events of Default. So long as any Securities are outstanding, each of the following shall be an "Event of Default":

            (a) the Company defaults in the payment of the Principal Amount of any Security when the same becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or by declaration of acceleration;

            (b) the Company defaults in the payment of any accrued and unpaid interest on any Security (inclusive of Additional Interest, if any) in each case, when due and payable, and such default shall continue for a period of 30 days;

            (c) the Company fails to convert any portion of the Principal Amount of any Security following the exercise by the Holder of the right to convert such Security pursuant to and in accordance with Article XII;

            (d) the Company defaults in its obligation to purchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Securities pursuant to and in accordance with Articles IV or V;

            (e) the Company defaults in its obligation to provide notice in the event of an Authorization Default in accordance with Section 4.1(b);

            (f) the Company defaults in its obligation to provide notice in the event of a Designated Event in accordance with Section 5.1(b);

            (g) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a), (b), (c), (d) or (e)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding;

            (h) there shall have occurred a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries whether such Indebtedness now exists, or is created after the date of this Indenture, which default (i) involves the failure to pay principal of or any premium or interest on such Indebtedness in an amount in excess of $1.5 million when such Indebtedness becomes due and payable at the stated maturity thereof, and such default shall continue after any applicable grace period or
(ii) results in the acceleration of such Indebtedness unpaid prior to the stated maturity thereof (without such acceleration being rescinded or annulled) and, in the case of (ii), the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness so unpaid at its stated maturity or the stated maturity of which has been so accelerated, aggregates $3 million or more;

            (i) there shall be a failure by the Company or any of its Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $1.5 million, which judgments are not paid, discharged or stayed for a period of 60 calendar days;

            (j) the Company or any of its Subsidiaries, pursuant to or under or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case or proceeding;

            (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

            (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

            (iv) makes a general assignment for the benefit of its creditors;

            (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

            (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

            (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any group of two or more of its Subsidiaries, in an involuntary case or proceeding, or adjudicates the Company or any group of two or more of its Subsidiaries, insolvent or bankrupt;

            (ii) appoints a Custodian of the Company or any group of two or more of its Subsidiaries, for any substantial part of its property; or

            (iii) orders the winding up or liquidation of the Company or any group of two or more of its Subsidiaries,

      and such order or decree remains unstayed and in effect for 60 days.

            Section 8.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 8.1(h) or Section 8.1(i) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount plus accrued and unpaid interest (inclusive of Additional Interest, if any) on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

            If an Event of Default specified in Section 8.1(h) or Section 8.1(i) occurs with respect to the Company and is continuing, the Principal Amount plus accrued and unpaid interest (inclusive of Additional Interest, if any) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

            The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount plus accrued and unpaid interest (inclusive of Additional Interest, if any) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            Section 8.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued and unpaid interest (inclusive of Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 8.4 Waiver of Past Defaults. Subject to Sections 8.2, 8.7 and Section 11.2, the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except:

            (a) an Event of Default described in Section 8.1(a), Section 8.1(b) or Section 8.1(d);

            (b) a Default which constitutes a failure to convert any Security in accordance with the terms of Article XII; or

            (c) a Default in respect of any provision of this Indenture or the Securities, which, under Section 11.2, cannot be amended or modified without the consent of each Holder affected thereby.

            When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such
Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 8.5 Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is provided indemnity satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 8.6 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

            (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

            Section 8.7 Rights of Holders to Receive Payment or to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Authorization Default Purchase Price, Designated Event Purchase Price, or interest (inclusive of Additional Interest, if any) in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

            Section 8.8 Collection Suit by Trustee. If an Event of Default described in Section 8.1(a), Section 8.1(b) or Section 8.1(d) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

            Section 8.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Authorization Default Purchase Price, Designated Event Purchase Price or interest (inclusive of Additional Interest, if any) in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the Principal Amount, Authorization Default Purchase Price, Designated Event Purchase Price, or interest (inclusive of Additional Interest, if any) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

            Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 8.10 Priorities. If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

            FIRST: to the Trustee, the Paying Agent, Registrar or Conversion Agent for amounts due under Section 9.7;

            SECOND: to Holders for amounts due and unpaid on the Securities for the Principal Amount, Authorization Default Purchase Price, Designated Event Purchase Price or interest (inclusive of Additional Interest, if any) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

            THIRD: the balance, if any, to the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 10 calendar days prior to such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

            Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
8.7 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 8.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE IX

                                     TRUSTEE

            Section 9.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this clause (c) does not limit the effect of clause (b) of this
      Section 9.1;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

            (d) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

            (e) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            Section 9.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

            (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

            (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

            (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

            (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            Section 9.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 9.10 and Section 9.11.

            Section 9.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

            Section 9.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 calendar days after it occurs or, if later, within 15 calendar days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), Section 8.1(b) or Section 8.1(d), the Trustee may withhold the notice if and so long as the Responsible Officer in good faith determines that withholding the notice is in the interest of the Holders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 9.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

            Section 9.7 Compensation and Indemnity. The Company agrees to:

            (a) pay to the Trustee, Registrar, Paying Agent and Conversion Agent from time to time such compensation as the Company and the Trustee, Registrar, Paying Agent and/or Conversion Agent shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) reimburse the Trustee, Registrar, Paying Agent and Conversion Agent upon their request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the reasonable expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by such party's own negligence or willful misconduct; and

            (c) fully indemnify the Trustee, Registrar, Paying Agent and Conversion Agent or any predecessor Trustee, Registrar, Paying Agent and Conversion Agent and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the applicable Trustee, Registrar, Paying Agent or Conversion Agent)) incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

            With regard to its indemnification rights under Section 9.7(c) where the Company has assumed the defense in any action or proceeding, the Trustee, Registrar, Paying Agent and Conversion Agent shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

            To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Authorization Default Purchase Price, Designated Event Purchase Price or interest (inclusive of Additional Interest, if any) as the case may be, on particular Securities.

            The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(i) or Section 8.1(j), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

            Section 9.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

            (a) the Trustee fails to comply with Section 9.10;

            (b) the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or public officer takes charge of the Trustee or its property; or

            (d) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of all the retiring Trustee's fees and expenses then due and payable and subject to the lien provided for in
Section 9.7.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Section 9.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            Section 9.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

            Section 9.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE X

                             DISCHARGE OF INDENTURE

            Section 10.1 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Acceleration Default Purchase Date, or on any Designated Event Purchase Date, or upon conversion) and the Company deposits with the Paying Agent or Conversion Agent cash or Applicable Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

            Section 10.2 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.

                                   ARTICLE XI

                                   AMENDMENTS

            Section 11.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder to:

            (a) add to the covenants of the Company for the benefit of the Holders of Securities;

            (b) surrender any right or power herein conferred upon the Company;

            (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

            (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII;

            (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

            (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect;

            (h) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect;

            (i) evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of this Indenture;

            (j) evidence and provide the acceptance of the appointment of a successor trustee hereunder; and

            (k) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Securities, including, without limitation, to provide for the issuance of Physical Securities, if necessary, and their transfer and exchange between Global Securities, if necessary.

            Section 11.2 With Consent of Holders. Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent or affirmative vote of the Holders of at least a majority of the Principal Amount of the Securities at the time outstanding or (ii) by the adoption of a resolution at a meeting of Holders of the Securities at which a quorum is present, by the Holders of a majority in aggregate Principal Amount of the securities at that time outstanding.

            Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 11.2 may not:

            (a) change the maturity of the Principal Amount of, or the payment date of any installment of interest (inclusive of Additional Interest, if any) on, any Security;

            (b) reduce the Principal Amount of, or interest (inclusive of Additional Interest, if any), on, or Authorization Default Purchase Price of, or Designated Event Purchase Price of, any Security;

            (c) change the currency of payment of Principal Amount of, or interest (inclusive of Additional Interest, if any), on, or the Authorization Default Purchase Price of, or the Designated Event Purchase Price of, any Security from U.S. Dollars;

            (d) impair or adversely affect the rate of accrual of interest (inclusive of Additional Interest, if any), on any Security, or the manner of calculation thereof;

            (e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

            (f) impair or adversely affect the conversion rights of the Holder of the Securities as provided in Article XII;

            (g) impair or adversely affect the purchase rights of the Holders of the Securities as provided in Articles IV and V;

            (h) reduce the percentage of the Principal Amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any such supplemental indenture;

            (i) reduce the percentage of the Principal Amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture; or

            (j) waive any matter set forth in Section 8.4(a), Section 8.4(b) or
Section 8.4(c).

            It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

            Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Holder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII.

            Section 11.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

            Section 11.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

            Section 11.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

            Section 11.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            Section 11.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE XII

                                   CONVERSION

            Section 12.1 Conversion Right. (a) At any time prior to the Stated Maturity subject to and upon compliance with the provisions of this Article XII, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into Common Stock at the Conversion Price then in effect, subject to adjustment as specified herein; provided, however, that prior to the Share Increase, any conversion of the Securities will be on a first come, first served basis to the extent the Company has Common Stock authorized and reserved for such conversion. If prior to the Share Increase, the Conversion Agent receives on one day requests for conversion of Notes that in the aggregate exceed the number of shares of Common Stock available for conversion on the conversion date, the Company shall allot the available shares on a pro rata basis to those Holders tendering on such day, which calculation shall be a conclusive and final apportionment of the available shares of Common Stock among the among the Holders tendering Notes for conversion on such day.

            (b) In the event that the Current Stock Price for at least 20 Trading Days in any consecutive 30 Trading Day period (which 30-Trading Day period begins after the date of the Share Increase and while a Registration Statement (as defined in the Registration Rights Agreement) is effective and available for all Registrable Securities held by Notice Holders (each as defined in the Registration Rights Agreement)), including on such 30th Trading Day, exceeds 150% of the Conversion Price in effect on such 30th Trading Day, the Company may elect to convert Securities, in whole or in part, into shares of Common Stock on or prior to the Trading Day preceding the Stated Maturity.

            Section 12.2 Conversion Procedures; Conversion Rate; Fractional Shares. (a) Each Security shall be convertible at the office of the Conversion Agent into validly issued, fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share). The Company shall deliver to such Holder a number of shares of Common Stock equal to (1) the aggregate original Principal Amount of Securities to be converted plus any accrued and unpaid interest (inclusive of Additional Interest, if any) thereon as set forth in Section 6.1, divided by 1,000, multiplied by (2) the Conversion Rate.

            The Conversion Agent shall notify the Company when it receives a Conversion Notice. The Company shall determine the number of shares of Common Stock that the Holder that submitted the Conversion Notice is entitled to receive upon surrender of the Securities covered by that Conversion Notice. A certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable after receipt of a Conversion Notice.

            No cash payment of accrued and unpaid interest or Additional Interest shall be paid by the Company on a converted Security, except as described in Section 2.1 and 12.9. Accrued and unpaid interest (inclusive of Additional Interest, if any), shall be deemed to be paid in full with the shares of Common Stock issued upon conversion, rather than deemed cancelled, extinguished or forfeited.

            In the event of a Designated Event, if a Holder has submitted any or all of its Securities for repurchase, a Holder's conversion rights on the Securities so subject to repurchase shall expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Purchase Date. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Designated Event Purchase Notice exercising such Holder's right to require the Company to repurchase such Security may be converted only if such Designated Event Purchase Notice is withdrawn in accordance with Section 5.2(b) prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Purchase Date.

            (b) Before any Holder shall be entitled to convert its Securities into Common Stock, such Holder shall surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the "Conversion Notice") that such Holder elects to convert the same and shall state in writing therein the Principal Amount of Securities to be converted (in whole or in part so long as the Principal Amount to be converted is in multiples of $1,000 Principal Amount) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

            Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest (inclusive of Additional Interest, if any), on the Securities, as provided in Section 2.1, and all taxes or duties, if any, as provided in Section 12.8.

            If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

            If Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

            (c) A Security shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date on which all of the conversion requirements set forth in Section 12.2(b) have been satisfied, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., New York City time, on such date.

            (d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a new Security or Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

            Section 12.3 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time as follows:

            (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in Common Stock to all holders of its outstanding Common Stock, then the Conversion Rate in effect immediately prior to the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have received had such Security been converted immediately prior to the happening of such event as well as such additional shares it would have received as a result of such event. Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 12.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

            (b) If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

            (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants for a period expiring within 60 days (other than any rights or warrants referred to in Section 12.3(d)) to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Closing Sale Price of the Common Stock.

            Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such determination. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

            (d) (i) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its capital stock, evidences of its Indebtedness or other assets, including securities, but excluding (i) dividends or distributions of Common Stock referred to in Section 12.3(a), (ii) any rights or warrants referred to in Section 12.3(c), (iii) dividends and distributions paid exclusively in cash referred to in Section 12.3(e) and (iv) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 12.3(d) called the "distributed assets"), then, in each such case, subject to paragraphs (D) and
(E) of this Section 12.3(d), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (A) the numerator of which shall be the Current Market Price;
            and

                  (B) the denominator of which shall be such Current Market
            Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) on such date.

            Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

            (ii) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 12.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

            (iii) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin Off"), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin Off occurs simultaneously with the Spin Off, Fair Market Value of the securities distributed in the Spin Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

            (iv) Rights or warrants distributed by the Company to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Equity Interest (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (x) are deemed to be transferred with such Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of Common Stock shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Rate under this Section 12.3(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.3(d):

                  (A) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or Purchase Price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

                  (B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

            (v) For purposes of this Section 12.3(d) and Section 12.3(a),
      Section 12.3(b) and Section 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (x) Common Stock,
      (y) a subdivision or combination of Common Stock to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

                  (A) a dividend or distribution of the evidences of
            indebtedness, assets, shares of capital stock, rights or warrants, other than such Common Stock, such subdivision or combination or such rights or warrants to which Section 12.3(a), Section 12.3(b) and Section 12.3(c) apply, respectively (and any Conversion Rate adjustment required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (B) a dividend or distribution of such Common Stock, such
            subdivision or combination or such rights or warrants (and any further Conversion Rate adjustment required by Section 12.3(a),
            Section 12.3(b) and Section 12.3(c) with respect to such dividend or distribution shall then be made), except:

                        (1) the Record Date of such dividend or distribution
                  shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of
                  Section 12.3(a), (ii) "the day upon which such subdivision or combination becomes effective" within the meaning of Section 12.3(b), and (iii) as "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.3(c); and

                        (2) any reduction or increase in the number of shares of
                  Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

            (e) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its outstanding shares of Common Stock, cash (including any quarterly cash dividends, but excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies or as part of a distribution referred to in Section 12.3(d)), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

            (i) the numerator of which shall be equal to the Current Market Price on such date; and

            (ii) the denominator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the aggregate amount of such cash distribution and (y) the number of shares of Common Stock outstanding on the Record Date.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.

            (f) In case a tender offer or exchange offer (other than as part of a stock option exchange offer) made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire, then and in each such case, immediately prior to the opening of business on the day after the date of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

            (i) the numerator of which shall be the sum of (x) the product of
      (i) the number of shares of Common Stock outstanding (excluding any tendered or exchanged shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, and (y) the Fair Market Value of the aggregate consideration payable to stockholders based on acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time; and

            (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

            Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this Section 12.3(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 12.3(e).

            To the extent the Company has a rights plan in effect upon the conversion of the Securities, if Holders of the Securities exercising the right of conversion attaching after the date the rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable to the Common Stock received upon conversion, the Conversion Rate shall be adjusted as though the rights were being distributed to holders of Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate on an equitable basis.

            (g) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue or sell any shares of Common Stock, Options or Convertible Securities (including the issuance or sale of Shares owned or held by or for the account of the Company, but excluding Exempted Issuances defined below) for a consideration per share less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to such consideration per share. For purposes of determining the adjusted Conversion Price under this Section 12.3(g), the following shall be applicable:

            (i) If the Company grants or sells any Options (as defined below) and the lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities (as defined below) issuable upon exercise of such Option is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 12.3(g)(i) the "lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Securities.

            (ii) If the Company issues or sells any Convertible Securities and the lowest price per share for which one Share is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this
      Section 12.3(g)(ii), the "lowest price per share for which one Share is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 12.3(g), then no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            (iii) If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Shares changes at any time, then the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 12.3(g)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. (iv) In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greater of $0.01 and the specific aggregate consideration, if any, allocated to such Options (in either case, the "Option Consideration") and, for purposes of applying the provisions of this Section 2(f), the Option Consideration shall be allocated pro rata among all the shares of Common Stock issuable upon exercise of such Options to determine the consideration per share of Common Stock, and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below), less the sum of (1) the Black-Scholes Value (as defined below) of such Options and (2) the Option Consideration. If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration received by the Company consists of marketable securities, in which case the amount of consideration received by the Company will be the daily volume-weighted average price of the Applicable Stock for the three Trading Day period ending on the Trading Day prior to the date of receipt of such securities. If any Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders representing at least a majority of the aggregate principal amount of the Notes then outstanding. The determination of such appraiser shall be final and binding upon all parties absent error, and the fees and expenses of such appraiser shall be borne by the Company.

            (v) If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in Shares, Options or in Convertible Securities or (2) to subscribe for or purchase Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (vi) For purposes of this Section 12.3(g), the following terms have the respective meanings set forth below:

                  (A) "Approved Stock Plan" means any employee benefit plan that has been approved by the Board of Directors and stockholders of the Company prior to the Closing Date pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

                  (B) "Black-Scholes Value" of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the "option striking price" being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of such Option (the "Valuation Date"), (ii) the "interest rate" being equal to the interest rate on one-year United States Treasury Bills issued most recently prior to the Valuation Date (or if such rate is not available, such equivalent rate agreed to by the Company and the holders of Notes representing at least a majority of the principal amount then outstanding), (iii) the "time until option expiration" being the time from the Valuation Date until the expiration date of such Option, (iv) the "current stock price" being equal to the daily volume-weighted average price of the Applicable Stock for the three Trading Day period ending on the Trading Day prior to the Valuation Date, (v) the "volatility" being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg "HVT" screen), and (vi) the "dividend rate" being equal to zero. Within three (3) Business Days after the Valuation Date, each of the Company and the holder of this Note shall deliver to the other a written calculation of its determination of the Black-Scholes Value of the Options. If the holder and the Company are unable to agree upon the calculation of the Black-Scholes Value of the Options within five (5) Business Days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (jointly selected by the Company and the holders of Notes representing at least a majority of the principal amount then outstanding) within seven (7) Business Days of the Valuation Date. The Company shall cause such investment banking firm to perform the calculations and notify the company and the Holder of the results no later than ten
            (10) Business Days after the Valuation Date. Such investment banking firm's calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent error. The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

                  (C) "Convertible Securities" means any stock or securities
            (other than Options and Exempted Issuances) directly or indirectly convertible into or exchangeable or exercisable for Shares.

                  (D) "Exempted Issuances" shall mean: (i) the issuance or grant of equity securities of the Company to officers or employees of the Company or any subsidiary thereof pursuant to any management equity rights plan or other equity-based employee benefits plan or arrangement that has been duly authorized by the Company's Board of Directors or a committee thereof; and (ii) the issuance of shares of Common Stock in connection with the conversion of the Notes or exercise of the Warrants.

                  (E) "Options" means (other than Exempted Issuances) any
            rights, warrants or options to subscribe for or purchase Shares or Convertible Securities.

            (h) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock (each of the formulations, reductions or adjustment provisions for such variable price being herein referred to as a "Variable Price"), then the Company shall provide written notice thereof via facsimile and overnight courier to the Holder ("Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Security, or portion thereof, by designating in the Conversion Notice delivered upon conversion of such Security that, solely for purposes of such conversion, the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder's election to rely on a Variable Price for a particular conversion of Security shall not obligate the Holder to rely on a Variable Price for any future conversions of Notes.

            (i) If any event occurs of the type contemplated by the provisions of this Section 12.3 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder. Notwithstanding anything to the contrary contained in this
Section 12.3, in no event shall the Conversion Price be reduced below the par value of the Common Stock.

            (j) Promptly upon any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

            (k) For purposes of this Article XII, the following terms shall have the meanings indicated:

            "Current Market Price" on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

            (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

            (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

            (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.3(d), Section 12.3(e) or Section 12.3(f)) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 12.3(e), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b),
Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                  (i) with respect to any issuance or distribution, means the first date on which the Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

                  (ii) with respect to any subdivision or combination of Common
            Stock, means the first date on which the Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                  (iii) with respect to any tender offer or exchange offer,
            means the first date on which the Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on Holders of the Securities, provided, however, if the Board determines Fair Market Value to be in excess of $5 million, the Board shall obtain a corroborating valuation of the property in question from an appropriate independent third-party selected by the Board.).

            "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (l) The Company shall be entitled to make such additional adjustments in the Conversion Rate, in addition to those required by Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or
Section 12.3(f) if the Board of Directors determines that it is advisable, subject to compliance with Nasdaq Marketplace Rule 4350(i), in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

            (m) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time if such period is at least 20 calendar days, the increase is irrevocable during the period and the Board of Directors, in good faith and absent manifest error, determines that such increase would be in the best interest of the Company, subject to compliance with Nasdaq Marketplace Rule 4350(i). Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 calendar days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it shall be in effect.

            (n) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the notice referred to in Section 12.5) issuing to the Holder of any Securities converted after such Record Date the Common Stock issuable upon such conversion over and above the Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Stock upon the occurrence of the event requiring such adjustment.

            (o) All calculations under this Section 12.3 shall be made to the nearest cent or one hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Conversion Rate as last adjusted. Any adjustments under this
Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

            (p) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (j) of this
Section 12.3, and the provision of Section 12.1, Section 12.2 and Section 12.4 through Section 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

            (q) No adjustment shall be made pursuant to this Section 12.3 if (i) the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) any dividend, distribution or issuance that would otherwise give rise to an adjustment pursuant to this Section 12.3 is made or paid to the Holders of the Securities.

            (r) In the event any adjustment is made to the Conversion Price or the Conversion Rate pursuant to this Section 12.3, the Company shall promptly calculate the adjustment and notify the Conversion Agent of such change.

            Section 12.4 Consolidation or Merger of the Company. If any of the following events occurs, namely:

            (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

            (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

            (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non Electing Share"), then for the purposes of this Section 12.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
XII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

            If this Section 12.4 applies to any event or occurrence, Section
12.3 shall not apply.

            Section 12.5 Notice of Adjustment. Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

            (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

            (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 13.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 12.6 Notice in Certain Events. In case of:

            (a) a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d 3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

            (b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (c) any action triggering an adjustment of the Conversion Rate referred to in clause (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 13.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

            (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

            (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article XII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

            Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 12.6(a),
Section 12.6(b) or Section 12.6(c).

            Section 12.7 Company to Reserve Stock: Registration; Listing. (a) Following the Share Increase, the Company shall, from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Securities and payment of interest and Additional Interest through the Stated Maturity of the Securities, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into, or such interest and Additional Interest payments by, such Common Stock at any time (assuming that, at the time of the computation of such number of Common Stock, all such Securities would be held by a single Holder). Notwithstanding the preceding sentence, prior to the Share Increase, the Company shall be required to reserve and keep available all authorized and unissued Shares of Common Stock as of the Issue Date for the purpose of effecting the conversion of the Securities or any such interest or Additional Interest payment. The Company covenants that all Common Stock which may be issued upon conversion of Securities or payment of interest or Additional Interest shall upon issue be validly issued, fully paid and nonassessable and free from all liens and charges and, except as provided in
Section 12.8, taxes with respect to the issue thereof.

            (b) If any Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion and, after issuance, may be freely tradable without being subject to transfer restrictions, the Company shall use its best efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the Nasdaq National Market system, the Company shall use its reasonable best efforts, if permitted by the rules of the Nasdaq National Market system, to keep so quoted all Common Stock issuable upon conversion of the Securities, and the Company shall use its reasonable best efforts to list or obtain approval for the quotation of the Common Stock to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange or quotation system upon which the outstanding Common Stock is listed or quoted at the time of such delivery.

            Section 12.8 Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

            Section 12.9 Conversion After Regular Record Date. Except as provided in Section 2.1 above, the Holder of Securities shall not be entitled after the conversion of Securities to receive any accrued and unpaid interest or Additional Interest, if any, on such converted Securities.

            Except as provided in Section 12.2(a) and this Section 12.9, no payment or adjustment shall be made in respect of dividends or distributions on the Common Stock issued upon conversion or accrued and unpaid interest (inclusive of Additional Interest, if any), on a converted Security.

            Section 12.10 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article XII shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

            Section 12.11 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

            The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, other than the Company, the Trustee in each of its capacities hereunder, and each Paying Agent, Registrar or Conversion Agent, other than the Company, acting hereunder.

            Section 12.12 Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XII and to bring an action against the Company for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

            Section 12.13 Interest Make-Whole Premium. (a) The Holder of any Securities shall be entitled to receive on the date of conversion of such Securities a payment equal to the amount of accrued and unpaid interest (based on the Initial Interest Rate), less interest actually paid or provided for, up to and including such date of conversion, on such converted Securities measured from the initial Issue Date, through and including May 1, 2008 (the "Make-Whole Premium"). The Company may at its option pay the Make-Whole Premium in (1) cash,
(2) shares of Common Stock or (3) a combination thereof, subject to the conditions for issuance of Applicable Stock in lieu of cash set forth in Section 6.10; provided that, if any portion of such payment is made in Common Stock, such Common Stock shall be valued as follows:

            (b) If the conversion is at the Company's option, and the Company chooses to make such payment in shares of Common Stock, the Common Stock shall be valued at the greater of (i) 150% of the Conversion Price or (ii) 95% of the daily volume weighted average price of the Common Stock for the three Trading Day period beginning on and including the Trading Day prior to the conversion date, to and including the Trading Day following the conversion date.

            (c) If the conversion is at the Holder's option, and the Company chooses to make such payment in shares of Common Stock, the Common Stock shall be valued at the greater of (i) the Current Stock Price at Issuance; and (ii) 95% of the daily volume weighted average price of the Common Stock for the three Trading Day period beginning on and including the Trading Day prior to the conversion date, to and including the Trading Day following the conversion date.

            Section 12.14 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issuance be validly issued, fully paid and nonassessable and that the Company will pay all taxes, liens and charges with respect to the issuance thereof, except (1) as provided in Section 12.8 or (2) with respect to any liens or charges created by or imposed upon such Common Stock by the Holder of the Security or Securities to be converted.

            Section 12.15 Conversion Limitation. The Company shall not effect any conversion of a Note held by a Holder, and no Holder shall have the right to convert any portion of any such Note, to the extent that after giving effect to such conversion, such Holder (together with the Holder's Affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the "Conversion Limitation").

            By written notice to the Company in accordance with Section 13.2, any Holder may increase or decrease the Conversion Limitation applicable to such Holder to any percentage specified in such notice; provided, that any increase will not be effective until the 61st day after such notice is delivered to the Company. The Company shall promptly notify the Conversion Agent of any notice received from a Holder pursuant to this Section 12.15 and of any change to such Holder's Conversion Limitation.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            Section 13.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

            Section 13.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person (including by commercial courier services) or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

            if to the Company:

                  IMMUNOMEDICS, INC.
                  300 American Road
                  Morris Plains, New Jersey 07950
                  Attention:  Gerard Gorman
                  Facsimile No.:  (973) 605-8282

            if to the Trustee:

                  Law Debenture Trust Company of New York
                  767 Third Avenue, 31st Floor
                  New York, New York 10017
                  Attention:  Corporate Trust Administration
                  Facsimile No.:  (212) 750-1361

            if to the Registrar, Paying Agent, or Conversion Agent:

                  JPMorgan Chase Bank, N.A.
                  4 New York Plaza, 15th Floor
                  New York, New York 10004
                  Attention:  Worldwide Securities Services
                  Facsimile No.:  (212) 623-6167

            The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication given to a Holder shall be mailed to the Holder, by first class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

            If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent, or co registrar.

            If the Company mails a notice to the Trustee, it shall mail a copy to the Registrar, Paying Agent, and Conversion Agent.

            Section 13.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

            Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of Securities), the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 13.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

            In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or on certificates of public officials.

            Section 13.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 13.7 Rules by Trustee, Paying Agent, Conversion Agent, Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

            Section 13.8 Legal Holidays. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

            Section 13.9 Governing Law; Submission to Jurisdiction; Service of Process. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof.

            The Company submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same.

            The Company agrees that service of all writs, process and summonses in any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated thereby or the Securities against the Company in any court of the State of New York or any United States Federal court, in each case, sitting in the Borough of Manhattan, New York, New York, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company of a successor in New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company shall appoint without delay, another such agent and provide prompt written notice to the Trustee of such appointment.

            Section 13.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            Section 13.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.



                                 *   *   *   *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

NYLIB1 708685.13          SIGNATURE PAGE TO INDENTURE

            IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                       IMMUNOMEDICS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Law Debenture Trust Company of New York
                                          As Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       JPMorgan Chase Bank, N.A.
                                          As Registrar, Paying Agent and
                                          Conversion Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

      THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT; OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1),
            (2), (3) OR (7) UNDER THE SECURITIES ACT OF 1933;

            (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

            (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
            (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT OR
            (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(B), 3(C) OR 3(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 3(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

      THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271, 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS SECURITY IS $1,000 PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY. THE ISSUE DATE OF THIS SECURITY IS April 29, 2005. THE YIELD-TO-MATURITY OF THIS SECURITY IS 5% PER ANNUM, COMPOUNDED SEMI-ANNUALLY.

      THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.(1)

      AT THE INITIAL SALE OF SECURITIES, A PORTION OF THE PROCEEDS OF THE SALE OF THE SECURITIES WILL BE DEPOSITED INTO ESCROW PURSUANT TO AN ESCROW AGREEMENT DATED THE DATE THEREOF BETWEEN THE COMPANY AND JPMORGAN CHASE BANK, AS ESCROW AGENT. SUCH ESCROW AGREEMENT PROVIDES FOR THE RELEASE OF SUCH ESCROWED FUNDS PURSUANT ITS TERMS.

-------------

(1) All but the first and fourth paragraphs of this legend should be included only if the Security is a Transfer Restricted Security.

                               IMMUNOMEDICS, INC.

                      5% Senior Convertible Notes due 2008

                                                                  CUSIP No. ____

No. ___

IMMUNOMEDICS, INC., a Delaware corporation (the "Company," which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to _____________________, or registered assigns, the principal amount of _______________ Dollars ($_________) on May 1, 2008, and to pay interest thereon from April 28, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on May 1 and November 1 in each year (each, an "Interest Payment Date"), commencing on November 1, 2005, at the rate of 5.0% per annum, until the principal hereof is paid or made available for payment at May 1, 2008 or upon acceleration, or until such date on which the Securities are converted or purchased as provided herein, and at the rate of 5.0% per annum on any overdue principal and on any overdue installment of interest (inclusive of Additional Interest, if any). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the April 15 or October 15 (whether or not a Business
Day), as the case may be, next preceding the corresponding Interest Payment Date (a "Regular Record Date"). Any such interest (inclusive of Additional Interest, if any), not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "Special Record Date"), notice whereof shall be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            The Company may elect, solely at the Company's option, to pay interest in shares of the Company's Common Stock subject to Sections 2.1, 6.1 and 6.10. If the Company elects to make any payment of interest in shares of Common Stock, the shares to be delivered shall be valued at 95% of the daily volume-weighted average price of the Applicable Stock for the three Trading Day period ending on the Trading Day prior to the applicable Interest Payment Date.

            Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                 IMMUNOMEDICS, INC.


                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

 This is one of the Securities referred to in the within mentioned Indenture.

Dated:                                 Law Debenture Trust Company of New York,
                                          as Trustee


                                       By:  __________________________________

                          [FORM OF REVERSE OF SECURITY]

                      5% Senior Convertible Notes due 2008

            This Security is one of a duly authorized issue of 5% Senior Convertible Notes due 2008 (the "Securities") of IMMUNOMEDICS, INC., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of April 29, 2005 (the "Indenture"), among the Company and Law Debenture Trust Company of New York, as Trustee (the "Trustee"), and JPMorgan Chase Bank, N.A. as Registrar (the "Registrar"), Paying Agent (the "Paying Agent"), and Conversion Agent (the "Conversion Agent"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

            Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

            If the Holder elects to require the Company to purchase this Security pursuant to Sections 5 or 6 of this Security, on a date that is after the Regular Record Date and on or before the corresponding Interest Payment Date, interest (inclusive of Additional Interest, if any), accrued and unpaid hereon to, but excluding, the applicable Designated Event Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security.

            A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Additional Interest, if any) on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Additional Interest, if any) on the Principal Amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (including Additional Interest, if any) on the Principal Amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for conversion by the Company, and which shall be settled in whole or in part in cash, on a date that is after a Record Date but prior to the corresponding Interest Payment Date in a notice of conversion given by the Company pursuant to
Section 12.1(b) of the Indenture shall be entitled to receive (and retain) such interest (including Additional Interest, if any) and need not pay the Company an amount equal to the interest (including Additional Interest, if any) on the Principal Amount of such Security so converted at the time such Holder surrenders such Security for conversion.

            Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

            Except as provided in Section 2.1 of the Indenture, the Holder of Securities shall not be entitled to receive any accrued and unpaid interest or Additional Interest, if any after the conversion of such Securities.

            Except as provided in Section 12.2(a) and Section 12.9 of the Indenture, no payment or adjustment shall be made in respect of dividends or distributions on the Common Stock issued upon conversion or accrued and unpaid interest (inclusive of Additional Interest, if any), on a converted Security.

            The Holder shall be entitled to receive on the date of conversion of such Securities a payment equal to the amount of accrued and unpaid interest (based on the Initial Interest Rate), less interest actually paid or provided for, up to and including such date of conversion, on such converted Securities measured from April 28, 2005, through and including May 1, 2008. The Company may at its option pay such Make-Whole Premium in (1) cash, (2) shares of Common Stock or (3) a combination thereof; provided that, if any portion of such payment is made in Common Stock, it must comply with the conditions set forth in
Section 6.10 of the Indenture, and such Common Stock shall be valued as set forth in Section 12.13 of the Indenture.

2. Method of Payment.

            Payment of the principal of and interest (inclusive of Additional Interest, if any) on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, subject to the conditions set forth in Section 6.10 of the Indenture, or in Applicable Stock, as the case may be. The Holder must surrender the Securities to the Paying Agent to collect payment of principal. If the Company elects not to pay interest in shares of the Company's Common Stock, payment of interest (inclusive of Additional Interest, if any), on Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest (inclusive of Additional Interest, if any) on Securities in aggregate principal amount in excess of $1,000,000 shall be made by wire transfer in immediately available funds at the election of such Holder.

3. Paying Agent, Registrar, Conversion Agent.

            Initially, JPMorgan Chase Bank, N.A. shall act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar and Conversion Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in Borough of Manhattan, New York, New York, which shall initially be an office or agency of the Paying Agent. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or Conversion Agent.

4. Indenture.

            The Securities are general unsecured obligations of the Company limited to $46,000,000 aggregate principal amount.

5. Share Increase.

            As soon as possible after the Issue Date, the Company will use its best efforts to: (a) obtain stockholder approval for the authorization of at least 4,710,000 additional shares of its Common Stock at a special meeting of stockholders called for such purpose and (b) following the receipt of such shareholder approval, amend its certificate of incorporation to effectuate the increase in the number of authorized and unissued shares of Common Stock ((a) and (b) together, the "Share Increase"), and will provide an Officer's Certificate to the Trustee certifying that such Share Increase has been effected. In the event that the Company has not effected the Share Increase within 120 days following the initial Issue Date, Additional Interest shall accrue and become payable upon the Securities in addition to the Initial Interest Rate, at an annual rate of 1%. Such additional interest shall increase by an additional 1% per annum every thirty (30) days thereafter up to a maximum aggregate interest of 15% per annum. Upon the Company's effecting of the Share Increase, the interest rate on the Securities shall immediately return to the Initial Interest Rate (subject to the imposition of Additional Interest pursuant to the terms of the Registration Rights Agreement or for other reasons).

            In the event that the Share Increase has not been obtained by January 15, 2007, Holders shall have the right to require the Company to purchase their Notes, in whole or in part, at any time or from time-to-time, on the terms and in the manner set forth in Article IV of the Indenture.

6. Purchase by the Company Upon a Designated Event.

            Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Designated Event in integral multiples of $1,000 at the Designated Event Purchase Price in cash. To exercise such right, a Holder shall deliver to the Paying Agent a Designated Event Purchase Notice containing the information set forth in the Indenture at any time on or before the 20th Business Day after the date of the Company's notice of the Designated Event (subject to extension to comply with applicable law), and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

            Holders have the right to withdraw any Designated Event Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

            If cash sufficient to pay the Designated Event Purchase Price of all Securities or portions thereof to be purchased on the Designated Event Purchase Date is deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Designated Event Purchase Date, such Securities shall cease to be outstanding and interest (inclusive of Additional Interest, if any) on such Securities shall cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Designated Event Purchase Price upon surrender of such Security.

7. Conversion.

            Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 12.1 thereof), a Holder is entitled, (i) at such Holder's option or (ii) at the Company's option if the conditions set forth in Section 12.1(b) of the Indenture have been satisfied, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the date of conversion.

            A Security in respect of which a Holder has delivered a Designated Event Purchase Notice exercising the right of such Holder to require the Company to purchase such Security may be converted only if such Designated Event Purchase Notice is withdrawn in accordance with the terms of the Indenture.

            To surrender a Security for conversion, a Holder must (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents and
(4) pay all funds required, if any, relating to interest (inclusive of Additional Interest, if any) and any transfer or similar tax or duty, if required.

            No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

            No payment or adjustment shall be made for accrued and unpaid interest (inclusive of Additional Interest, if any) or dividends on the Common Stock, except as provided in the Indenture.

            If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

8. Denominations; Transfer; Exchange.

            The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9. Persons Deemed Owners.

            The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10. Unclaimed Money or Securities.

            The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Amendment; Waiver.

            Subject to Article 11 of the Indenture, (i) the Indenture or the Securities may be amended by the Holders holding not less than a majority in aggregate principal amount of the outstanding Securities by written consent or by affirmative vote at a meeting of Holders at which a quorum is present and
(ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Securities.

            Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to:

            (a) add to the covenants of the Company for the benefit of the Holders of Securities;

            (b) surrender any right or power conferred upon the Company in the Indenture;

            (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

            (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture;

            (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

            (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

            (h) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

            (i) evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of the Indenture;

            (j) evidence and provide the acceptance of the appointment of a successor trustee thereunder; and

            (k) add or modify any other provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Securities, including, without limitation, to provide for the issuance of Physical Securities, if necessary, and their transfer and exchange between Global Securities, if necessary.

12. Defaults and Remedies.

            If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Subsidiaries occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Subsidiaries, the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

13. Trustee Dealings with the Company.

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. Calculations in Respect of Securities.

            The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Current Market Price, Current Stock Price and Closing Sale Price of the Applicable Stock, the number of shares of Applicable Stock and/or the amount of cash issuable or payable upon conversion and the amounts of interest and Additional Interest, if any, on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

15. Authentication.

            This Security shall not be valid until an authorized signatory of the Trustee signs, manually or by facsimile, the Trustee's Certificate of Authentication on the other side of this Security.

16. Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17. INDENTURE TO CONTROL; GOVERNING LAW.

            IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            IMMUNOMEDICS, INC.
            300 American Road
            Morris Plains, New Jersey 07950
            Attention:  Chief Financial Officer
            Facsimile No.:  (973) 605-8282

18. Registration Rights.

            The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of April 27, 2005, between the Company and the Purchasers named on Exhibit A thereto, including the receipt of Additional Interest upon a registration default (as defined in such agreement).

19. Escrow

            On the initial Issue Date, the Company deposited into escrow approximately $14,300,000 million (the "Escrow Property") pursuant to an Escrow Agreement dated as of April 27, 2005 between the Company and JPMorgan Chase Bank, N.A., as Escrow Agent (the "Escrow Agreement"). Escrow Property may be released to the Company pursuant to the terms of the Escrow Agreement.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
___________________________________(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



                                 Your Signature(s):

Date:  _______________________   _____________________________________________
                                 (Sign exactly as your name(s) appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:______________________________
         Authorized Signatory

-------------
(2) This certificate should only be included if this Security is a Transfer Restricted Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

To:         Paying Agent

Copy to:    Immunomedics, Inc.

If you wish to have this Security purchased by the Company pursuant to Article IV (Purchase at the Option of Holders Upon an Authorization Default) of the Indenture, check the box: [ ].

If you wish to have this Security purchased by the Company pursuant to Article V (Purchase at the Option of Holders Upon a Designated Event) of the Indenture, check the box: [ ].

If you wish to have a portion of this Security purchased by the Company pursuant to Article IV or V of the Indenture state the amount (in Principal Amount):
$ ______________.

The certificate numbers of the Securities to be delivered for purchase are:
______.

Any purchase of Securities pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.


                                 Your Signature(s):

Date:  _______________________   ____________________________________________
                                 (Sign exactly as your name(s) appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:_____________________________
       Authorized Signatory

                                CONVERSION NOTICE

To:         Conversion Agent

Copy to:    Immunomedics, Inc.

To convert this Security into Common Stock of the Company, check the box .

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):
________________________.

Please check one:

[ ] I certify that neither I nor any other Person shall become a 10% Stockholder upon satisfaction by the Company of the Conversion Obligation underlying this Conversion Notice in Common Stock.

[ ] I do not certify that neither I nor any other Person shall become a 10% Stockholder upon satisfaction by the Company of the Conversion Obligation underlying this Conversion Notice in Common Stock.

"10% Stockholder" means a Person that owns, directly or indirectly, applying the provisions of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or by attribution, applying the provisions of Section 958(b) of the Code, 10% or more of the outstanding shares of Common Stock.

If you want the stock certificate made out in another person's name fill in the form below:

________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
            (Print or type assignee's name, address and zip code)


                                 Your Signature(s):

Date:  _______________________   ____________________________________________
                                 (Sign exactly as your name(s) appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:__________________________________
       Authorized Signatory

                            TRANSFER CERTIFICATE (2)

                    Re: 5% Senior Convertible Notes due 2008
            (the "Securities") of Immunomedics, Inc. (the "Company")

            This certificate relates to $_______ principal amount of Securities owned in definitive form by ______________ (the "Transferor").

            The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.6 and Section 2.13 of the Indenture dated as of April 29, 2005 between the Company and Law Debenture Trust Company of New York, as Trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

            [ ] Such Security is being transferred to the Company or a Subsidiary; or

            [ ] Such Security is being transferred to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

            [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act; or

            [ ] Such Security is being transferred to an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has transferred a letter making certain representations, warranties and agreements relating to restrictions on transfer and an opinion of counsel to American Stock Transfer and Trust Company as transfer agent (or any successor transfer agent, as applicable) that such transfer is in compliance with the Securities Act; or

            [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act; or

            [ ] Such Security is being acquired for the Transferor's own account, without transfer.

Date:  _______________________   ____________________________________________
                                 Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:__________________________________
       Authorized Signatory


-------------
(2) This certificate should only be included if this Security is a Transfer Restricted Security.

                                    EXHIBIT B

                     FORM OF CERTIFICATE TO BE DELIVERED BY
                     TRANSFEREE IN CONNECTION WITH TRANSFERS
                      TO INSTITUTIONAL ACCREDITED INVESTORS

                                                                          [Date]

JPMorgan Chase Bank, N.A.
4 New York Plaza, 15th Floor
New York, New York 10004
Attention: Institutional Trust Services

American Stock Transfer and Trust Company, as Transfer Agent

      Re: Immunomedics, Inc.

Ladies and Gentlemen:

            In connection with the undersigned's proposed purchase of $____________ aggregate principal amount of 5% Senior Convertible Notes due 2008 (the "Notes") of Immunomedics, Inc. (the "Company") or _____________ shares of Common Stock of the Company issued upon conversion of the Notes, par value $.01 per share (the "Common Stock" and, together with the Notes, the "Securities"), the undersigned confirms, represents and warrants that:

            (1) The undersigned is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

            (2) (A) Any purchase of the Securities by the undersigned shall be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sold investment discretion.

            (3) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Securities, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

            (4) The undersigned has been given an opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which the Company possesses or can acquire without reasonable effort or expense that is necessary to verify the accuracy of the information furnished.

            (5) The undersigned is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any Securities, except as permitted below; provided that the disposition of the undersigned's property and the property of any accounts for which the undersigned is acting as fiduciary shall remain at all times within the undersigned's control.

            (6) The undersigned understands that the Securities have not been registered under the Securities Act or any applicable state securities laws.

            (7) The undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that if in the future the undersigned decides to resell or otherwise transfer such Securities within two years after the original issuance of the Notes, such Securities may be resold or otherwise transferred only:

                  (A) to the Company or any subsidiary thereof;

                  (B) with respect to Notes only, to a person which is a
            "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act;

                  (C) pursuant to the exemption from registration provided by
            Rule 144 under the Securities Act (if available);

                  (D) pursuant to an exemption from registration under the
            Securities Act to an Institutional Accredited Investor that prior to such transfer, furnishes to you (and the Trustee or the Transfer Agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

                  (E) pursuant to a registration statement which has been
            declared effective under the Securities Act and continues to be effective at the time of such transfer.

      The undersigned further agrees to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            (8) The undersigned understands that, on any proposed resale of any Securities, the undersigned shall be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Securities purchased by the undersigned shall be certificated securities and shall bear a legend to the foregoing effect.

            Each of the Company, the Trustee or the Transfer Agent, as the case may be, and the initial purchasers of the Securities are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    (Signature must conform in all respects to the name of the holder as specified on the face of this Note and must bear a signature guarantee by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program, or by a commercial bank or trust company having an office or correspondent in the United States)

                                    By:_______________________________________
                                       Name:
                                       Title:
                                       Address:

                                    EXHIBIT C

                         FORM OF RESTRICTIVE LEGEND FOR
                       COMMON STOCK ISSUED UPON CONVERSION

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

      BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
            (2), (3) OR (7) UNDER THE SECURITIES ACT;

            (2) REPRESENTS THAT IT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A;

            (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
            (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR NI A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT OR
            (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 3(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 3(B) 3(C) OR 3(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 3(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.